EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
UNDER 18 U.S.C. 1350
PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the periodic report of Credence Systems Corporation (the “Company”) on Form 10-Q for the period ended February 2, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Lavi A. Lev, President, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: March 13, 2008

/s/ Lavi A. Lev
Lavi A. Lev
President and Chief Executive Officer